SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 11, 2003

INTERNATIONAL MULTIFOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6699	41-0871880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cheshire Lane, Suite 300, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (952) 594-3300

Not applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

4.1

Amended and Restated Credit Agreement, dated August 8, 2003, among International Multifoods Corporation, Robin Hood Multifoods Inc., the several lenders from time to time parties thereto, U.S. Bank National Association, as U.S. Administrative Agent and Canadian Administrative Agent, and The Bank of Nova Scotia, as Canadian Funding Agent.

The Company hereby agrees to furnish to the Securities and Exchange Commission upon request copies of all Schedules and Exhibits to the Credit Agreement.

	99.1	Press release of International Multifoods Corporation dated August 11, 2003.

Item 9.	Regulation FD Disclosure

On August 11, 2003, International Multifoods Corporation (the “Company”) announced that it had entered into a new $250 million secured credit facility and that it was updating its guidance for expected earnings per share for its fiscal year ending February 28, 2004.  See the Company’s press release dated August 11, 2003, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MULTIFOODS CORPORATION

Date: August 11, 2003	By	/s/ John E. Byom
John E. Byom
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

4.1

Amended and Restated Credit Agreement, dated August 8, 2003, among International Multifoods Corporation, Robin Hood Multifoods Inc., the several lenders from time to time parties thereto, U.S. Bank National Association, as U.S. Administrative Agent and Canadian Administrative Agent, and The Bank of Nova Scotia, as Canadian Funding Agent.

The Company hereby agrees to furnish to the Securities and Exchange Commission upon request copies of all Schedules and Exhibits to the Credit Agreement.

99.1	Press release of International Multifoods Corporation dated August 11, 2003.